YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FTAC EMERALD ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on February 11, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the meeting, visit: **https://www.cstproxy.com/ftacemeraldacquisition/2025**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FTAC EMERALD ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth below hereby acknowledges receipt of the notice and Proxy Statement/Prospectus, dated January 23, 2025 in connection with the special meeting in lieu of annual meeting of stockholders ("**Special Meeting**") to be held at 11:00 a.m. Eastern Time on February 12, 2025 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints Betsy Z. Cohen and Bracebridge H. Young, Jr. (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on February 12, 2025:

This notice of meeting and the accompanying Proxy Statement/Prospectus are available at https://www.cstproxy.com/ftacemeraldacquisition/2025

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

1. **Proposal No. 1 — The "Business Combination Proposal"** — to approve and adopt the Agreement and Plan of Merger, dated as of July 24, 2024 (as may be amended and/or amended and restated, the "Merger Agreement"), by and among FTAC Emerald Acquisition Corp. ("Emerald"), EMLD Merger Sub Inc., ("Merger Sub"), and Fold, Inc. ("Fold"), pursuant to which Merger Sub will merge with and into Fold (the "Merger"), with Fold surviving the Merger as a wholly owned subsidiary of Emerald and approve the Merger and the other transactions contemplated by the Merger Agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Proposal No. 2 — The "Organizational Documents Proposal"** — to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed Third Amended and Restated Certificate of Incorporation ("Proposed Charter") and the proposed Amended and Restated Bylaws ("Proposed Bylaws") of New Fold as the post-Business Combination company. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **Proposals No. 3 — The "Advisory Organizational Documents Proposals"** — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter and the Proposed Bylaws:

   Proposal No. 3A — to increase the authorized shares to 600,000,000 shares of common stock, par value $0.0001 per share of New Fold ("New Fold Common Stock") and to increase the authorized shares of preferred stock of New Fold to 20,000,000 shares of preferred stock, par value $0.0001 per share ("New Fold Preferred Stock"). FOR ☐ AGAINST ☐ ABSTAIN ☐

   Proposal No. 3B — to require an affirmative vote of 66⅔% of the voting power of all then-outstanding shares of New Fold Common Stock to alter, amend, or repeal ARTICLES IV, V, VI, VII, VIII, IX and X of the Proposed Charter. FOR ☐ AGAINST ☐ ABSTAIN ☐

   Proposal No. 3C — to require an affirmative vote of 66⅔% of the voting power of all then-outstanding shares of New Fold Common Stock to alter, amend, or repeal the Proposed Bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

   Proposal No. 3D — to approve and adopt the Proposed Charter to eliminate certain provisions related to Emerald's status as a blank check company, including changing Emerald's name from "FTAC Emerald Acquisition Corp." to "Fold Holdings, Inc." and to remove the requirement to dissolve Emerald and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **Proposal No. 4 — The "Election of Directors Proposal"** — to elect, effective at the Closing, the following directors to serve staggered terms on the New Fold Board until the 2025, 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified:

	FOR	AGAINST	ABSTAIN
(1) Will Reeves	☐	☐	☐
(2) Lesley Goldwasser	☐	☐	☐
(3) Kirstin Hill	☐	☐	☐
(4) Andrew Hohns	☐	☐	☐
(5) Jonathan Kirkwood	☐	☐	☐
(6) Erez Simha	☐	☐	☐
(7) Bracebridge H. Young, Jr.	☐	☐	☐

5. **Proposal No. 5 — The "Equity Incentive Plan Proposal"** — to approve and adopt the New Fold 2025 Incentive Award Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **Proposal No. 6 — The "Employee Stock Purchase Plan Proposal"** — to approve and adopt the New Fold Employee Stock Purchase Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **Proposal No. 7 — The "Nasdaq Proposal"** — to approve, for purposes of complying with the applicable listing rules of The Nasdaq Stock Market LLC, the issuance of shares of Emerald Class A Common Stock pursuant to the Merger Agreement and to remove the requirement to dissolve Emerald and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

8. **Proposal No. 8 — The "Adjournment Proposal"** — to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2025**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.